Exhibit 10.1
PROMISSORY NOTE

$1,000,000.00                                                                                                Phoenix, Arizona
August 1, 2010

FOR VALUED RECEIVED, the undersigned RRF LIMITED PARTNERSHIP, a Delaware partnership, (“Maker”), promises to pay to the order of Rare Earth Financial, L.L.C., an Arizona limited liability company, (the “Payee”; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called “Holder”) at 1625 East Northern Avenue, Suite 105, Phoenix, Arizona 85020-3932, or at such other place as the Holder may from time to time designate in writing, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), or so much as has been advanced, plus interest calculated on a daily basis (based on a 360-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

(A)	During the 20 month term of the Note, interest shall accrue monthly at the rate equal to 7% per annum.

(B)
All accrued interest shall be due and payable on the first day of each calendar month after the date of this Note commencing with August 1, 2010, and continuing each month thereafter until this Note is paid in full on April 1, 2012.

(C)	Payments shall include interest only payments on the first of each month.

(D)
One half (½) of the entire unpaid principal balance, ½ of all accrued and unpaid interest, and ½ of all other amounts payable hereunder shall be due and payable in full no later than March 1, 2011. The entire remaining unpaid principal, all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full no later than April 1, 2011.

(E)	On June 1, 2011, the Maker may request advances from the Lender until March 1, 2012.

Notwithstanding anything herein to the contrary, Lender shall not be obliged to make any advance under this Note and the determination to provide any advances requested by Maker shall be made in Lender’s sole and absolute discretion.

If payment is ten (10) days or more late, Maker will be charged five percent (5%) of the regularly scheduled payment. This late charge may be assessed without written notice and shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to late charges and any unpaid collection costs, then to accrued, unpaid interest, then to principal and other charges; provided, however, upon delinquency or other default, Holder reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Holder may from time to time determine in its sole discretion.

Payee, upon written notice, may require Maker to grant Payee a security interest in 51% of Maker’s membership interests in Tucson St. Mary’s Suite Hospitality, LLC as collateral for Maker’s obligations under this note.

Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for thirty (30) days after written notice thereof to Maker or upon the occurrence of any Event of Default as defined in the Loan Agreement or any of the Security Documents.

Upon default, including failure to pay upon final maturity, Holder, at is option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note to ten percent (10%) per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law. Maker shall pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Security Documents. In the event of any court proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (all of which, including Maker, are severally each hereinafter called a “Surety”) each:  (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note; (c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Preferential Payment”), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an “Action”) arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

This Note shall be governed by and construed according to the laws of the State of Arizona, without giving effect to conflict of laws principles.

JURY WAIVER. THE UNDERSIGNED AND HOLDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND HOLDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS EXECUTED OR DELIVERED IN CONNECTION WITH, OR OTHERWISE RELATING TO, THE INDEBTEDNESS EVIDENCED HEREBY (TOGETHER WITH THIS NOTE, THE “RELATED DOCUMENTS”), OR ANY RELATIONSHIP BETWEEN HOLDER AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO HOLDER TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

IN WITNESS WHEEREOF, these presents are executed as of the date first written above.
LENDER	MAKER

RARE EARTH FINANCIAL, LLC	RRF LIMITED PARTNERSHIP,
an Arizona Limited Liability Company	a Delaware limited partnership,
InnSuites Hospitality Trust, General Partner,
An Ohio real estate investment trust

By: /s/ James F. Wirth	By: /s/ Marc E. Berg
Name: James F. Wirth	Name: Marc E. Berg
Title : Manager	Title: Executive Vice-President